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                                                                     EXHIBIT 4.4
                              ANTARES PHARMA, INC.

                             2001 STOCK OPTION PLAN
                   FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS


     1.   Purpose of Plan
          ---------------

     This plan shall be known as the "Antares Pharma, Inc. 2001 Stock Option Plan For Non-Employee Directors and Consultants" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of Antares Pharma, Inc., a Minnesota corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable non-employee directors and consultants and by providing additional incentive for such directors to increase their interest in the Company's long-term success and progress. Options granted under this Plan shall be nonqualified stock options which do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   Stock Subject to Plan
          ---------------------

     Subject to the provisions of Section 10 hereof, the stock subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Subject to the adjustment as provided in Section 10 hereof, the maximum number of shares for which options may be exercised under this Plan shall be 200,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

     3.   Administration of Plan
          ----------------------

     The Plan shall be administered by a committee composed of members of the Board of Directors of the Company (the "Committee"). The Committee shall have plenary authority in its discretion, subject to the express provisions of this Plan including the restrictions contained in Section 11 below, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the foregoing matters shall be final and conclusive.

     4.   Eligibility
          -----------

     (a) Each director of the Company who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to participate in the Plan. Any consultant to the Company, who is not also an employee of the Company may be designated a participant in the Plan by the Board of Directors.

     (b) Commencing January 31, 2001, an option to purchase 15,000 shares of Common Stock shall be granted automatically on the day that any Eligible Director is first elected to the Board of Directors; provided, however, that if such day is not a business day, such grant shall be effective on the first business day following such election.

     (c) An option to purchase 5,000 shares of Common Stock shall be granted automatically on the first business day of each calendar year (the "Annual Option Grant Date") during the term of the Plan, beginning on January 2, 2002, to each Eligible Director in office on such Annual Option Grant Date.
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     5.   Price
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     The option price for all options granted under the Plan shall be the Fair
Market Value of the shares covered by the option on the date the option is granted. For purposes of this Plan, "Fair Market Value" shall mean the fair market value of the shares determined by such methods or procedures as the Board of Directors shall establish in good faith from time to time. Where there is a public market for the shares, the Fair Market Value per share on a given date shall be the closing price of a share in the over-the-counter market on such date, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by The Nasdaq Stock Market ("Nasdaq")) or, in the event the shares are traded on the Nasdaq National Market, SmallCap Market or listed on a stock exchange, the Fair Market Value per share shall be the closing price on such system or exchange on such date, as reported in The Wall Street Journal; if such market or exchange is not open for trading on such date, the Fair Market Value shall be determined as of the closest preceding date when such market or exchange was open for trading.

     6.   Terms of Awards
          ---------------

     Each option shall, subject to the provisions of Section 8 hereof, expire 10 years from the date on which the option was granted. Each option shall be subject to such other terms as established at the time of the Award and as set forth in an Award agreement.

     7.   Time and Method of Exercise.
          ---------------------------

     (a) The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, previously owned Shares, Shares issuable upon exercise of the Award or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

     (b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

     (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either (i) in cash (including check, bank draft or money order), or (ii) by delivering the Company's Common Stock already owned by the optionee having a Fair Market Value on the date of exercise equal to the full purchase price of the shares, or (iii) by any combination of cash and the method specified in (ii) of this sentence. For purposes of the preceding sentence, the Fair Market Value of Common Stock tendered shall be determined as provided in Section 5 hereof as of the date of exercise. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.
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     8.   Effect of Termination of Services or Death or Disability
          --------------------------------------------------------

     (a) In the event that an optionee who is a member of the Board of Directors of the Company or its subsidiaries shall resign or be removed without cause, and shall not after such resignation or removal perform services for the Company as an employee or consultant, such optionee shall have the right to exercise options received for services as a member of the Board of Directors for a period of one hundred twenty (120) days after such resignation or removal to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

     (b) In the event that an optionee who is a member of the Board of Directors of the Company or its subsidiaries shall resign or be removed without cause, and shall after such resignation or removal perform services for the Company as an employee or consultant, such optionee shall have the right to exercise options received for services as a member of the Board of Directors for a period of ninety (90) days after the cessation of all services with the Company and its subsidiaries to the extent of the full number of shares he or she was entitled to purchase under the option on the date of cessation, subject to the condition that no option shall be exercisable after the expiration of the term of the option. Provided, however, that all options of such optionee who is removed or terminated for cause shall expire on the date of removal or termination.

     (c) In the event that an optionee shall resign or be terminated without cause as a consultant to the Company or its subsidiaries, such optionee shall have the right to exercise options received for services as a consultant for a period of ninety (90) days after such resignation or termination to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

     (d) In the event that an optionee shall die or become disabled (such death or disability occurring while a Director or consultant to the Company), such optionee (or such optionee's guardian, administrators or personal representative) shall have the right to exercise the option for a period of one year after the date of such death or disability to the extent of the full number of shares he or she was entitled to purchase under the option on the date of death or disability, subject to the condition that no option shall be exercisable after the expiration of the term of the option. Disability shall be determined by the Board of Directors of the Company.

     (e) In the event that an optionee shall cease to be a Director of or consultant to the Company by reason of his or her gross and willful misconduct during the course of his or her service to the Company, including but not limited to wrongful appropriation of funds of the Company, or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

     (f) Nothing in this Plan or in any agreement hereunder shall confer on any optionee any right to continue as a Director of or consultant to the Company or affect in any way any legal rights with respect to termination of such directorship or consultant relationship or removal of such optionee as a Director.

     9.   Non-Transferability
          -------------------

     No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution. Except as provided in Section 8 herein with respect to disability of the optionee, during the lifetime of an optionee, the option shall be exercisable only by such optionee.
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     10.  Dilution or Other Adjustments
          -----------------------------

     If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding Options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the exercise prices thereof in order to prevent dilution or enlargement of option rights.

     11.  Amendment or Discontinuance of Plan
          -----------------------------------

     The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan. The Board of Directors may waive any conditions or rights of the Company under any outstanding Option award, prospectively or retroactively. The Board of Directors may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided herein or in the Award Agreement. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     12.  Effective Date and Termination of Plan
          --------------------------------------

     (a) The Plan was approved by the Board of Directors on March 22, 2001, and shall be effective from January 31, 2001, subject to the approval by shareholders of the Company. In the event shareholder approval is not obtained, this Plan shall be of no force or effect, and any option previously granted hereunder shall terminate. The Plan shall be submitted for approval to shareholders of the Company within 12 months of the effective date.

     (b) Unless the Plan shall have been discontinued as provided in Section 11 hereof, the Plan shall terminate on March 22, 2011. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

     13.  Governing Law
          -------------

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Minnesota and construed accordingly.